UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2006

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2006 Alliance Laundry Systems LLC (the “Company”) entered into a share purchase agreement, dated May 23, 2006 (the “Share Purchase Agreement”), between the Company and Laundry System Group NV (“LSG”), and a purchase agreement, dated May 23, 2006 (the “Purchase Agreement”), among the Company, LSG, Cissell Manufacturing Company, Jensen USA Inc. and LSG North America, Inc., pursuant to which the Company has agreed to acquire substantially all of LSG’s commercial laundry division operations. The Company expects the transaction to close in the third quarter of 2006, subject to satisfactory completion of additional due diligence by the Company and other customary closing conditions.

Pursuant to the Share Purchase Agreement, the Company has agreed to acquire LSG’s Belgian commercial laundry division operations by purchasing all of the outstanding stock of a wholly-owned direct subsidiary of LSG for 50.4 million Euros, which price is subject to adjustment in accordance with the Share Purchase Agreement. The Share Purchase Agreement prohibits LSG from competing with the Company in certain segments of the commercial laundry business for a period of three years and restricts LSG’s ability to solicit commercial laundry division customers, suppliers, employees, directors and certain other persons for a period of two years following the completion of the transaction. Pursuant to the Purchase Agreement, the Company has agreed to acquire LSG’s United States commercial laundry division operations for 8.6 million Euro.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release issued May 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: May 24, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Thomas L’Esperance
Date: May 24, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas L’Esperance
Date: May 24, 2006	Name:	Thomas L’Esperance
	Title:	CEO & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued May 23, 2006.

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